SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made this 16th day of August, 2002 by and between GORDON KRUSHNISKY of 1088 Ferguson Road, Delta, British Columbia, V4L 1X1 (the "Vendor") and DAN FARRELL of 309 Center Street, Hancock, MI, 49930 USA (the "Purchaser") for the purpose of setting forth the terms and conditions upon which the Vendor will sell to the Purchaser 3,000,000 shares of the common stock (the "Shares") of Quincy Resources Inc. (the "Company")

In consideration of the mutual promises, covenants, representations and warranties contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

Purchase and Sale of Shares

1. Subject to the terms and conditions of this Agreement, the Vendor hereby agrees to sell, and the Purchaser hereby agrees to purchase, on the Closing Date (as defined herein), the Shares for the sum of US$3,000 (the "Purchase Price").

Representation and Warranties of the Vendor

2. The Vendor hereby represents and warrants to the Purchaser, with the understanding that the Purchaser is relying on such representations and warranties in entering into this Agreement, that:

(a) the Shares are owned by the Vendor as the beneficial owner thereof with good and marketable title thereto free and clear of all mortgages, liens, charges, security interests, adverse claims, charges, encumbrances, and demands whatsoever and that none of the Shares are or will be subject to any voting trust or agreement and that no person holds or has the right to receive any proxy or similar instrument with respect to such Shares;

(b) the Vendor has the legal capacity to enter into this Agreement and to sell, assign, transfer, and convey the Shares so owned by him pursuant to this Agreement and the Vendor has the exclusive right to dispose of the Shares; and

(c) this Agreement has been duly executed and delivered by the Vendor, and constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

Closing

3. Closing of the purchase and sale of the Shares shall be effected by the delivery by the Vendor or his counsel of a certificate or certificates representing the Shares, duly endorsed in blank for transfer with the registered holder's signature properly medallion guaranteed or with a duly executed and medallion guaranteed stock power of attorney, together with a copy of this Agreement duly executed by the Vendor, to counsel for the Purchaser and by the concurrent delivery by counsel to the Purchaser of a trust cheque made payable to the counsel for the Vendor, "In Trust" in the amount of the Purchase Price (such date being the "Closing Date").

Resignations

4. On the Closing Date the Vendor agrees to appoint the Purchaser as the sole officer of the Company and, subject to the Company filing the Notice required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, appoint the Purchaser as director of the Company and tender his resignation as director of the Company.

Filings

5. As soon as practicable after the Closing Date the Vendor will file with the Securities and Exchange Commission a Form 4, Insider Report and such other documents as may be required under the Securities Exchange Act of 1934, such filings being at the sole cost and expense of the Vendor.

Miscellaneous

6. Time shall be of the essence of this Agreement. This Agreement contains the whole agreement between the parties hereto and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory. The parties agree to do such further acts and things as may be necessary to give effect to the foregoing. This Agreement may be signed in one or more counterparts which shall together comprise one and the same document. This Agreement may also be delivered by telecopier which delivery shall be deemed to be valid and sufficient.

7. Each party acknowledges and understands that they have the right to consult with legal counsel of their choice concerning the terms, execution and effect of this Agreement and have done so or, in their own discretion, have chosen not to seek such advice. Each party represents to the other that they have had an opportunity to review this Agreement, that they have read and understand this Agreement, and that they are fully aware of the contents of this Agreement and of its legal effect. Each party hereby represents and warrants to the other that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any person, firm or corporation.

8. The Purchaser has obtained legal advice concerning this matter and requests that the Vendor obtains independent legal advice with respect to this matter before executing this Agreement. The Vendor hereby represents and warrants to the Purchaser that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.




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AGREED TO AND ACCEPTED effective the date first above written.


/s/Patrick Farrell                          /s/ Daniel T. Farrell
Signature of Witness                        Signature of Purchaser

PATRICK FARRELL                             DANIEL T. FARRELL
Print Name of Witness                       Print Name of Witness

309 Center Street                           309 Center Street
Print Address of Witness                    Print Address of Vendor

Hancock, MI                                 Hancock, MI
49930                                       49930


/s/ E.D. Thachuk                            /s/ Gordon Krushnisky
Signature of Witness                        Signature of Vendor

E.D. Thachuk                                GORDON KRUSHNISKY
Print Name of Witness                       Print Name of Witness

#34-3387 King George Hwy                    1088 Ferguson Road
Print Address of Witness                    Print Address of Vendor

Surrey, BC                                  Delta, BC
V4P 1B7                                     V4L 1X1


This is page 4 to the Share Purchase Agreement made as of the
             16th day of August, 2002 between the above parties.